EXHIBIT 23.2



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 2000 Employee Stock Incentive Plan, of our report dated February 4, 2003 with respect to the consolidated financial statements of Innovo Group Inc. included in the Annual Report on Form 10-K for the fiscal year ended November 30, 2002, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP



Los Angeles, California
September 24, 2003